            2006

Dear Member:

We are pleased to announce that Ben Franklin Bank of Illinois is reorganizing into the mutual holding company structure. In connection with the reorganization, Ben Franklin Financial, Inc., the newly-formed mid-tier holding company for Ben Franklin Bank of Illinois, is offering common stock in a subscription and community offering to certain members of Ben Franklin Bank of Illinois, an employee stock ownership plan established by Ben Franklin Financial, Inc. pursuant to a Plan of Reorganization and Stock Issuance.

To accomplish this reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Reorganization and Stock Issuance, your voting rights and your rights to subscribe for shares of common stock being offered for sale by Ben Franklin Financial, Inc. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card. It is the detachable section at the top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on             2006 at             ., Central Standard Time. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the Reorganization will offer a number of advantages, such as an opportunity for depositors of Ben Franklin Bank of Illinois to become stockholders of Ben Franklin Financial, Inc. Please remember:

➢	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

➢	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

➢	Members have a right, but not an obligation, to buy Ben Franklin Financial, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

➢	Like all stock, shares of Ben Franklin Financial, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of Ben Franklin Financial, Inc., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Central Time, on             , 2006.

If you have any questions regarding the offering, please call us at (            )             -            , Monday from 10:00 a.m. to 5:00 p.m., Tuesday through Friday 9:00 a.m. to 5:00 p.m., or stop by our Stock Information Center located at              14 North Dryden Place, Arlington Heights, Illinois.

Sincerely,

C. Steven Sjogren

President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BEN FRANKLIN BANK OF ILLINOIS, BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN FINANCIAL, MHC, OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 2006

Dear Friend:

We are pleased to announce that Ben Franklin Bank of Illinois is reorganizing into the mutual holding company structure. In connection with the reorganization, Ben Franklin Financial, Inc., the newly-formed mid-tier holding company for Ben Franklin Bank of Illinois, is offering common stock in a subscription and community offering to certain members of Ben Franklin and an employee stock ownership plan established by Ben Franklin Financial, Inc. pursuant to a Plan of Reorganization and Stock Issuance Plan.

Because we believe you may be interested in learning more about the merits of Ben Franklin Financial, Inc.’s common stock as an investment, we are sending you the following materials which describe the offering.

PROSPECTUS: This document provides detailed information about Ben Franklin’s operations and the proposed offering of Ben Franklin Financial, Inc.’s common stock.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Central Standard Time, on September xx, 2006.

As a friend of Ben Franklin Bank of Illinois, you will have the opportunity to buy common stock directly from Ben Franklin Financial, Inc. in the offering without paying a commission or fee. If you have any questions regarding the reorganization and offering, please call us at (xxx) xxx-xxxx, Monday from 10:00 a.m. to 5:00 p.m., Tuesday through Friday 9:00 a.m. to 5:00 p.m., or stop by our Stock Information Center located at 14 North Dryden Place, Arlington Heights, Illinois.

We are pleased to offer you this opportunity to become a stockholder of Ben Franklin Financial, Inc.

Sincerely,

C. Steven Sjogren

President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY BEN FRANKLIN BANK OF ILLINOIS, BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN FINANCIAL, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 2006

Dear Prospective Investor:

We are pleased to announce that Ben Franklin Bank of Illinois is reorganizing into the mutual holding company structure. In connection with the reorganization, Ben Franklin Financial, Inc., the newly-formed mid-tier holding company for Ben Franklin Bank of Illinois, is offering common stock in a subscription and community offering to certain members of Ben Franklin Bank of Illinois and an employee stock ownership plan established by Ben Franklin Financial, Inc. pursuant to a Plan of Reorganization and Stock Issuance Plan.

We have enclosed the following materials that will help you learn more about the merits of Ben Franklin Financial, Inc. common stock as an investment. Please read and review the materials carefully.

PROSPECTUS: This document provides detailed information about operations at Ben Franklin and a complete discussion of the proposed stock offering.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 noon, Central Standard Time, September xx, 2006.

We invite you and other community members to become stockholders of Ben Franklin Financial, Inc. Through this offering you have the opportunity to buy stock directly from Ben Franklin Financial, Inc. without paying a commission or a fee.

If you have any questions regarding the reorganization, please call us at (xx) xxx-xxxx Monday from 10:00 a.m. to 5:00 p.m., Tuesday through Friday 9:00 a.m. to 5:00 p.m., or stop by our Stock Information Center located at 14 North Dryden Place, Arlington Heights, Illinois.

Sincerely,

C. Steven Sjogren

President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY BEN FRANKLIN BANK OF ILLINOIS, BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN FINANCIAL, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

KEEFE, BRUYETTE & WOODS, INC.

August xx, 2006

To Members and Friends of Ben Franklin

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Ben Franklin Bank of Illinois in reorganizing into the mutual holding company structure. In connection with the Reorganization, Ben Franklin Financial, Inc., the newly-formed mid-tier holding company for Ben Franklin Bank of Illinois, is offering common stock in a subscription offering to certain members of Ben Franklin Bank of Illinois and an employee stock ownership plan established by Ben Franklin Financial, Inc. pursuant to a Plan of Reorganization and Stock Issuance Plan.

At the request of Ben Franklin Financial, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Ben Franklin Financial, Inc. common stock until 12:00 Noon, Central Standard Time, on September xx, 2006. Please read the enclosed offering materials carefully, including the Prospectus, for a complete description of the stock offering.

If you have any questions, please visit our Stock Information Center located at 14 North Dryden Place, Arlington Heights, Illinois, Monday from 10:00 a.m. to 5:00 p.m., Tuesday through Friday 9:00 a.m. to 5:00 p.m., or feel free to call the Stock Information Center at (xxx) xxx-xxxx.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY BEN FRANKLIN BANK OF ILLINOIS, BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN FINANCIAL, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 2006

Dear Member:

We are pleased to announce that Ben Franklin Bank of Illinois is reorganizing into the mutual holding company structure. In connection with the Reorganization, Ben Franklin Financial, Inc., the newly-formed mid-tier holding company for Ben Franklin Bank of Illinois, is offering common stock in a subscription and community offering to certain members of Ben Franklin Bank of Illinois and an employee stock ownership plan established by Ben Franklin Financial, Inc. pursuant to a Plan of Reorganization and Stock Issuance Plan.

Unfortunately, Ben Franklin Financial, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Ben Franklin Financial, Inc.

However, as a member of Ben Franklin Bank of Illinois, you have the right to vote on the Plan of Reorganization and Stock Issuance Plan at the Special Meeting of Members to be held on September xx, 2006 at 10:00 a.m. Central Standard Time. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting on September xx, 2006. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

C. Steven Sjogren

President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY BEN FRANKLIN BANK OF ILLINOIS, BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN FINANCIAL, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FACTS ABOUT THE REORGANIZATION

The Board of Directors of Ben Franklin Bank of Illinois unanimously adopted a Plan of Reorganization and Stock Issuance Plan to reorganize into a mutual holding company structure. As a result of the reorganization, Ben Franklin Financial, Inc. will become the federally chartered parent holding company of Ben Franklin, and Ben Franklin Financial, Inc. will be 55% owned by Ben Franklin Financial, MHC. In connection with the reorganization, Ben Franklin Financial, Inc. is offering a minority of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Stock Issuance Plan. Ben Franklin Financial, MHC will be the majority stockholder of the common stock of Ben Franklin Financial, Inc. after the reorganization.

This brochure answers some of the most frequently asked questions about the reorganization and about your opportunity to invest in Ben Franklin Financial, Inc.

Investment in the stock of Ben Franklin Financial, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHAT IS THE PURPOSE OF THE REORGANIZATION?

The reorganization will provide Ben Franklin with an additional source of capital to better serve the needs of the local community through: increasing our lending capacity to support new loans and higher lending limits; increasing our capital base, which will provide greater flexibility to invest in longer-term, higher yielding assets; allowing us to grow and enhance our profitability; and improving our ability to manage capital.

Proceeds may also be used to allow Ben Franklin Financial, Inc. to finance the acquisition of other financial institutions and related businesses, although no mergers or acquisitions are planned at the present time, and to accomplish other general corporate purposes.

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum legal limit. Your deposit account is not being converted to stock.

DO DEPOSITORS HAVE TO BUY STOCK?

No. However, the reorganization will allow Ben Franklin’s depositors an opportunity to buy stock and become stockholders of Ben Franklin Financial, Inc.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

Certain members of Ben Franklin Bank of Illinois and the Ben Franklin Financial, Inc. employee stock ownership plan.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

Ben Franklin Financial, Inc. is offering through the Prospectus between 573,750 and 766,250 shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to 892,688 shares as a result of regulatory considerations or changes in financial markets.

HOW MUCH STOCK MAY I BUY?

The minimum order is 25 shares or $250. No person may purchase more than 10,000 shares or $100,000 of common stock in the subscription offering, and no person, together with associates of and persons acting in concert with such persons, may purchase more than 30,000 shares or $300,000 of common stock.

HOW DO I ORDER STOCK?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by Ben Franklin prior to 12:00 noon, Central Standard Time, on September xx, 2006.

HOW MAY I PAY FOR MY SHARES OF STOCK?

First, you may pay for stock by check, cash or money order. If paying by cash, please stop at any one of Ben Franklin’s tellers and convert your cash to a check. Interest will be paid by Ben Franklin on these funds at the savings annual percentage yield from the day the funds are received until the reorganization is completed or terminated. Second, you may authorize us to withdraw funds from your Ben Franklin savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the reorganization is completed or terminated. Ben Franklin will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY BEN FRANKLIN IRA?

Potentially. However, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account at Ben Franklin that will enable such purchase. Please contact the Stock Information Center as early as possible, as such transactions take time.

MAY I OBTAIN A LOAN FROM BEN FRANKLIN TO PAY FOR THE STOCK?

No. Regulations do not allow Ben Franklin to make loans for this purpose, nor may you use a Ben Franklin line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?

No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an “oversubscription,” regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the section of the Prospectus titled, “The Reorganization and Stock Offering” for a detailed description of allocation procedures.

If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at Ben Franklin’s savings rate. If payment was to be made by withdrawal from a Ben Franklin deposit account, excess funds will remain in that account.

WILL THE STOCK BE INSURED?

No. Like any other common stock, Ben Franklin Financial, Inc.’s stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

We do not intend to initially pay dividends on our common stock. Any future payment of dividends will depend on a number of factors, including the amount of net proceeds retained by us following the offering, investment opportunities available to us, regulatory capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.

HOW WILL THE STOCK BE TRADED?

We expect that our common stock will become listed on the OTC Bulletin Board after this offering.

ARE OFFICERS AND DIRECTORS OF BEN FRANKLIN PLANNING TO PURCHASE STOCK?

Yes! Ben Franklin’s senior officers and directors plan to purchase, in the aggregate, $860,000 worth of stock.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.

SHOULD I VOTE?

Yes. Your “YES” vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy, you may do so by giving notice at the appropriate meeting.

Stock Information Center

(xxx) xxx-xxxx

Ben Franklin Financial, Inc.

14 North Dryden Place

Arlington, Heights Illinois 60004

The Reorganization

and

Stock Issuance

QUESTIONS

&

ANSWERS

Ben Franklin Financial, Inc.

[LOGO]

The proposed parent stock holding company for Ben Franklin

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY BEN FRANKLIN BANK OF ILLINOIS, BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN FINANCIAL, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[Logo Ben Franklin Bank]

PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Ben Franklin Bank of Illinois into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance Plan has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting “Against” the Reorganization….and

Your Board of Directors Unanimously Recommends a Vote “FOR” the Reorganization.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

C. Steven Sjogren

President and Chief Executive Officer

Ben Franklin Bank of Illinois

Arlington Heights, Illinois

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call (xxx)xxx-xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY BEN FRANKLIN BANK OF ILLINOIS, BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN FINANCIAL, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[Logo Ben Franklin Bank]

PROXY GRAM II

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Ben Franklin Bank of Illinois into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance Plan has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting “Against” the Reorganization…and

Your Board of Directors Unanimously Recommends a Vote “FOR” the Reorganization.

Our Reasons for the Corporate Change

As a Mutual Institution:

-There is no authority to issue capital stock and thus no access to this market source of equity capital.

-Earnings from year to year are the only source of generating capital.

Under a Mutual Holding Company structure, we will be able to:

-Structure our business in the form that will enable us to access capital markets.

-Support future lending and operational growth.

-Better attract and retain qualified directors and management through stock-based compensation plans.

-Support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

C. Steven Sjogren

President and Chief Executive Officer

Ben Franklin Bank of Illinois

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call (xxx)xxx-xxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY BEN FRANKLIN BANK OF ILLINOIS, BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN FINANCIAL, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

OTS Required Letter

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•	Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.